Exhibit 99.4

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The unaudited pro forma condensed consolidated financial statements have been prepared to illustrate the effect of the purchase by Mastech, Inc., a wholly-owned subsidiary of Mastech Holdings, Inc. (the “Company”), of Hudson Global Resources Management, Inc.’s Hudson Information Technology staffing business (“Hudson IT”). The purchase was pursuant to an Asset Purchase Agreement dated May 8, 2015. The acquisition was completed on June 15, 2015.

The unaudited pro forma condensed consolidated balance sheet as of March 31, 2015 reflects the pro forma effect as if the acquisition and associated financing arrangements had been consummated on that date. The unaudited pro forma condensed consolidated statements of operations for the three months ended March 31, 2015 and for the year ended December 31, 2014 include the results of Hudson IT as though the acquisition occurred on January 1, 2015 and January 1, 2014, respectively.

The unaudited pro forma condensed consolidated balance sheet and statements of operations include pro forma adjustments which reflect transactions and events that (a) are directly attributable to the acquisition, including the financing of such; (b) are factually supportable; and (c) with respect to the statements of operations, have a continuing impact on the Company’s consolidated results. The pro forma adjustments are described in the accompanying notes to the unaudited pro forma condensed consolidated financial statements.

The unaudited pro forma condensed consolidated statements of operations for the periods presented do not reflect any operating efficiencies or inefficiencies that may result from the Hudson IT acquisition. Therefore, this pro forma information is not necessarily indicative of results that would have been achieved had the business been combined during the periods presented or the results that the Company will experience going forward. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with: (i) the historical consolidated financial statements and accompanying notes of the Company, which are included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014; (ii) the historical condensed consolidated financial statements of the Company included in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2015; (iii) the audited financial statements of Hudson IT as of and for the years ended December 31, 2014 and 2013 included in this Amendment No. 1 to Current Report on Form 8-K; and (iv) the unaudited financial statements of Hudson IT as of March 31, 2015 and for the three months ended March 31, 2015 and 2014 included in this Amendment No. 1 to Current Report on Form 8-K.

MASTECH HOLDINGS, INC.

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEETS

AT MARCH 31, 2015

(in thousands)

	Mastech As Reported	Hudson IT Historical	Pro Forma Adjustments (1)		Combined Pro Forma

ASSETS
Current assets:
Cash and cash equivalents	$2,853	$—	$(2,075	)(A)	$778
Accounts receivable, net of allowance for uncollectible accounts	8,889	2,824	(2,824	)(B)	8,889
Unbilled receivables	6,459	1,828	(1,828	)(B)	6,459
Prepaid and other current assets	949	87	(69	)(B)	967
Deferred income taxes	210	312	(312	)(B)	210

Total current assets	19,360	5,051	(7,108)		17,303
Equipment, enterprise software, and leasehold improvements, at cost:
Equipment	1,072	53	(47	)(C)	1,078
Enterprise software	629	—	—		629
Leasehold improvements	327	50	(50	)(C)	327

	2,028	103	(97	)(C)	2,034
Less – accumulated depreciation	(1,325)	(103)	103	(C)	(1,325)

Net equipment, enterprise software, and leasehold improvements	703	—	6	(C)	709
Deferred income taxes	177	68	(68	)(B)	177
Deferred financing costs, net	46	—	75	(D)	121
Non-current deposits	232	4	(4	)(B)	232
Goodwill	—	—	8,427	(E)	8,427
Intangible assets, net	—	—	8,567	(F)	8,567

Total assets	$20,518	$5,123	$9,895		$35,536

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Current portion of long-term debt	$—	$—	$1,800	(G)	$1,800
Accounts payable	1,918	1,229	(1,229	)(B)	1,918
Accrued payroll and related costs	4,944	488	(488	)(B)	4,944
Other accrued liabilities	511	—	—		511
Deferred revenue	31	156	(125	)(B)	62

Total current liabilities	7,404	1,873	(42)		9,235
Long-term liabilities:
Long-term debt, less current portion	—	—	13,187	(G)	13,187
Other non-current liabilities	—	4	(4	)(B)	—

Total liabilities	7,404	1,877	13,141		22,422
Shareholders’ equity:
Preferred Stock	—	—	—		—
Common Stock	51	—	—		51
Additional paid-in-capital	12,967	—	—		12,967
Retained earnings	4,219	—	—		4,219
Accumulated other comprehensive loss	(7)	—	—		(7)
Treasury Stock	(4,116)	—	—		(4,116)
Parent’s equity in division	—	3,246	(3,246	)(H)	—

Total shareholders’ equity	13,114	3,246	(3,246)		13,114

Total liabilities and shareholders’ equity	$20,518	$5,123	$9,895		$35,536

MASTECH HOLDINGS, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2015

(in thousands, except per share data)

	Mastech As Reported	Hudson IT Historical	Pro Forma Adjustments (2)		Combined Pro Forma

Revenues	$27,060	$7,503	$—		$34,563
Cost of revenues	22,373	5,729	—		28,102

Gross profit	4,687	1,774	—		6,461
Selling, general and administrative expenses	4,359	1,937	(483	)(I,J)	5,813

Income from operations	328	(163)	483		648
Interest (expense), net	(12)	—	(111	)(K)	(123)
Other expense, net	(5)	—	—		(5)

Income (loss) from before income taxes	311	(163)	372		520
Income taxes	116	7	72	(L)	195

Net income (loss)	$195	$(170)	$300		$325

Earnings per share:

Basic	$.05				$.08

Diluted	$.04				$.07

Weighted average common shares outstanding:
Basic	4,328				4,328

Diluted	4,441				4,441

MASTECH HOLDINGS, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2014

(in thousands, except per share data)

	Mastech As Reported	Hudson IT Historical	Pro Forma Adjustments (2)		Combined Pro Forma

Revenues	$113,523	$36,186	$—		$149,709
Cost of revenues	92,737	27,224	—		119,961

Gross profit	20,786	8,962	—		29,748
Selling, general and administrative expenses	15,246	6,795	(1,025	)(I,J)	21,016

Income from operations	5,540	2,167	1,025		8,732
Interest (expense), net	(84)	—	(442	)(K)	(526)
Other income, net	52	—	—		52

Income from before income taxes	5,508	2,167	583		8,258
Income taxes	2,085	13	1,028	(L)	3,126

Net income (loss)	$3,423	$2,154	$(445)		$5,132

Earnings per share:
Basic	$.79				$1.19

Diluted	$.77				$1.15

Weighted average common shares outstanding:
Basic	4,320				4,320

Diluted	4,459				4,459

MASTECH HOLDINGS, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(in thousands)

1.	Description of Transaction and Basis of Presentation:

On June 15, 2015, Mastech, Inc., a wholly-owned subsidiary of Mastech Holdings, Inc. (the “Company”), completed the acquisition of Hudson Global Resources Management, Inc.’s Hudson Information Technology staffing business (“Hudson IT”). Hudson IT is a domestic IT staffing business with offices in Chicago, Boston, Tampa and Orlando. In support of this acquisition, the Company entered into an amendment to its existing loan agreement with PNC Bank, N.A. The amended terms included the addition of a $9 million term loan and a $3 million reduction to the Company’s existing credit facility for revolving credit loans and letter of credits. Additionally, the revolving credit facility was extended through June 15, 2018 and the term loan facility has an expiration date of June 15, 2020. The unaudited pro forma condensed consolidated statements of operations include the results of Hudson IT as though the acquisition occurred as of the beginning of each period presented. The unaudited pro forma condensed consolidated balance sheet as of March 31, 2015 reflects the acquisition of Hudson IT and related financing as if it had been consummated on that date.

Pro Forma Adjustments

The following pro forma adjustments are included in the unaudited pro forma condensed consolidated financial statements:

(1)	Unaudited pro forma condensed consolidated balance sheet reflects the preliminary purchase price allocation and financing considerations associated with the Hudson IT acquisition. The Seller retained all balance sheet assets and liabilities except for fixed assets, select prepaid items and deferred revenues. Pro forma adjustments included the following:

A.	To record the amount of cash paid at closing toward the purchase price ($2.0 million) and financing fees paid to PNC Bank N.A. ($75,000);

B.	To eliminate assets and liabilities retained by seller;

C.	To record the fair value of fixed assets acquired;

D.	To record deferred financing costs paid to PNC Bank N.A. at closing;

E.	To record goodwill for the excess purchase price paid over the estimated fair value of identified net assets acquired;

F.	To record the estimated fair value on identifiable intangible assets acquired (see Note 3 of the Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements, herein);

G.	To record borrowing used at closing toward the purchase price (see Note 2 of the Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements, herein);

H.	To eliminate parent’s equity in Hudson IT.

(2)	Unaudited pro forma condensed consolidated statements of operations reflect the historical operating results of Hudson IT adjusted for the following:

I.	To adjust selling, general and administrative expenses to eliminate corporate overhead allocations from Hudson IT’s parent, minus incremental corporate expenses that would have been incurred by the Company;

J.	To adjust selling, general and administrative expenses for amortization expense related to identifiable intangible assets based on the preliminary allocation of purchase price (see Note 2 of the Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements, herein);

K.	To record interest expense on borrowing used towards the purchase price;

L.	To adjust provision for income taxes to reflect the Company’s effective tax rate.

2.	Acquisition of Hudson IT:

The financial terms of the acquisition included a $17 million purchase price, with the seller retaining essentially all working capital. The following table summarizes the consideration paid for Hudson IT:

(in thousands)	Amounts
Cash paid at Closing	$16,987
Assumption of Current Liabilities (net of current assets)	13

Total Consideration	$17,000

The cash purchase price at closing was paid with funds obtained from the following sources:

(in thousands)	Amounts
Cash balances on hand	$2,000
Term loan facility	9,000
Revolving line of credit	5,987

Cash paid at Closing	$16,987

The preliminary allocation of purchase price was based on estimates of the fair value of assets acquired and liabilities assumed as of June 15, 2015, as set forth below. The excess purchase price over the fair values of the net tangible assets and identifiable intangible assets was recorded as goodwill, which includes value associated with the assembled workforce. All goodwill is expected to be deductible for tax purposes. The valuation of net assets acquired is as follows:

(in thousands)	Amounts
Current Assets	$18
Fixed Assets	6
Identifiable intangible assets:
Client relationships	7,999
Covenant not-to-compete	319
Trade name	249

Total identifiable intangible assets	8,567
Goodwill	8,427
Current liabilities	(31)

Net Assets Acquired	$16,987

The fair value of identifiable intangible assets has been estimated using the income approach through a discounted cash flow analysis. Specifically, the Company used the income approach through an excess earnings analysis to determine the fair value of client relationships. The value applied to the covenant not-to-compete was based on an income approach using a “with or without” analysis of this covenant in place. The trade name was valued using the income approach – relief from royalty method. All identifiable intangibles are considered level 3 inputs under the fair value measurement and disclosures guidance.

3.	Goodwill and Other Intangible Assets:

The Company is amortizing the identifiable intangible assets on a straight-line basis over estimated average lives ranging from 3 to 12 years. Intangible assets are comprised of the following:

(Amounts in thousands)	Amortization Period	Gross Carrying Value

Client relationships	12	$7,999
Covenant-not-to-compete	5	319
Trade name	3	249

Total Intangible Assets		$8,567

The estimated aggregate amortization expense for intangible assets for the years ending December 31, 2015 through 2019, based on our June 15, 2015 acquisition date is as follows:

	Years Ending December 31,
	2015	2016	2017	2018	2019
	(Amounts in thousands)
Amortization expense	$441	$813	$813	$768	$730